     As filed with the Securities and Exchange Commission on March 19, 2001
                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          TURBOSONIC TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                    13-1949528
(State of incorporation or organization)                 (I.R.S. Employer
                                                       Identification Number)

                         550 Parkside Drive, Suite A-14
                        Waterloo, Ontario, Canada N2L 5V4
              (Address of registrant's principal executive offices)

                             ----------------------

                  TURBOSONIC TECHNOLOGIES, INC. 2000 STOCK PLAN
                              (Full title of plan)

                                Patrick J. Forde
                                    President
                         550 Parkside Drive, Suite A-14
                        Waterloo, Ontario, Canada N2L 5V4
            (Name, address and telephone number of agent for service)

                                 With a copy to:

                              Ira I. Roxland, Esq.
                          Sonnenschein Nath & Rosenthal
                           1221 Avenue of the Americas
                            New York, New York 10020
                                 (212) 768-6700
                               Fax: (212) 768-6800

                             ----------------------


                                                  CALCULATION OF REGISTRATION FEE
------------------------------- --------------------- --------------------- ---------------------- -----------------
                                                        Proposed Maximum      Proposed Maximum        Amount of
     Title of Securities             Amount to           Offering Price      Aggregate Offering      Registration
       to be Registered             be Registered        Per Share (1)              Price                Fee
------------------------------- --------------------- --------------------- ---------------------- -----------------
Common Stock, $.10 par value
per share..................         750,000 shs.             $0.52               $390,000.00            $97.50
------------------------------- --------------------- --------------------- ---------------------- -----------------

(1) Estimated pursuant to Rule 457(h)(1) under the Securities Act of 1933 solely for the purpose of calculating the registration fee.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

       The following documents filed by TurboSonic Technologies, Inc. (the "Registrant") with the Securities and Exchange Commission (Registration No. 0-21832) are incorporated herein by reference and made a part hereof:

       (a) Registrant's Annual Report on Form 10-KSB/A for the year ended June 30, 2000, filed on September 28, 2000, as amended on February 28, 2001;

       (b) Registrant's Quarterly Report on Form 10-QSB/A for the three months ended September 30, 2000, filed on November 14, 2000, as amended on February 28, 2001;

       (c) Registrant's Quarterly Report on Form 10-QSB for the three and six month periods ended December 31, 2000, filed on February 20,2001; and

       (d) Registrant's Registration Statement on Form 8-A, containing a description of Registrant's common stock, par value $.10 per share (the "Common Stock").

       All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all Common Stock registered hereby has been sold or which deregisters such Common Stock then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

       The Common Stock of the Registrant is registered under Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel.

       Not applicable.

Item 6. Indemnification of Directors and Officers.

       Except as set forth in this Item 6, there is no statute, charter provision, by-law, contract or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against liability which he may incur in his capacity as such.

       Fifteenth Article of the Certificate of Incorporation, as amended, of the Registrant (the "Certificate of Incorporation") provides that Registrant shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended ("DGCL"), indemnify all persons whom it may indemnify pursuant thereto. Article Fifteenth of the Certificate of Incorporation also provides that no director shall be liable to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the Registrant or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under
Section 174 of the DGCL or (4) transactions from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Registrant's directors to the Registrant or its stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL.

       Section 145 of the DGCL grants the Registrant the power to indemnify existing and former directors, officers, employees and agents of the Registrant who are sued or threatened to be sued because they are or were directors, officers, employees and agents of the Registrant.


Item 7. Exemption From Registration Claimed.

       Not Applicable


Item 8. Exhibits.

       4      TurboSonic Technologies, Inc. 2000 Stock Plan

       5.1    Opinion of Sonnenschein Nath & Rosenthal

       23(a)  Consent of Ernst & Young LLP

       23(b)  Consent of Sonnenschein Nath & Rosenthal (reference is made to
              Exhibit 5.1 herein)


Item 9. Undertakings.

       (a)    The Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement;

                     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                     (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                     (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                     provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
                     Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

       (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the restated certificate of incorporation and by-laws of the Registrant and the provisions of the Delaware law described under
              Item 6 above,
              the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waterloo, Ontario, Canada, on March 16, 2001.

                                                  TurboSonic Technologies, Inc.

                                                  By: /s/ Patrick J. Forde
                                                      -------------------------
                                                      Patrick J. Forde
                                                      President


       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the dates indicated.

       Signature                                      Title                                     Date
       ---------                                      -----                                     ----
/s/Edward F. Spink                 Chairman of the Board of Directors (Principal            March 16, 2001
------------------                 Executive Officer)
Edward F. Spink


/s/Patrick J. Forde                President, Secretary, Treasurer and Director             March 16, 2001
-------------------                (Principal Financial and Accounting Officer)
Patrick J. Forde


/s/Richard H. Hurd                 Director                                                 March 16, 2001
------------------
Richard H. Hurd


/s/Donald R. Spink                 Director                                                 March 16, 2001
------------------
Dr. Donald R. Spink, Sr.